Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

ORACLE ACCELERATES PAYMENT OF THREE QUARTERS OF DIVIDENDS

PAYS Q2, Q3 AND Q4 DIVIDENDS OF FISCAL 2013 IN DECEMBER 2012

REDWOOD SHORES, Calif., December 3, 2012 – The Board of Directors of Oracle Corporation (NASDAQ: ORCL), consistent with its frequent review of its dividend policy, has declared an accelerated second, third and fourth quarter cash dividend totaling $0.18 per share of outstanding common stock. Oracle’s CEO and largest stockholder did not participate in the deliberation or the vote on this matter. This accelerated dividend is intended by the Board to be in lieu of quarterly dividends Oracle would have otherwise announced with its quarterly earnings results for the second, third and fourth quarters of fiscal year 2013, and that would have been paid in calendar year 2013.

This accelerated dividend will be paid to stockholders of record as of the close of business on December 14, 2012, with a payment date of December 21, 2012.

The next opportunity for the Board to consider and approve the declaration of a dividend will be when Oracle announces its earnings results for the first quarter of fiscal year 2014 which ends on August 31, 2013.

About Oracle

Oracle engineers hardware and software to work together in the cloud and in your data center. For more information about Oracle (NASDAQ: ORCL), visit www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

Trademarks

Oracle is a registered trademark of Oracle and/or its affiliates.

“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions and prospects, including the time frame for when the Board will next consider payment of a dividend, are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions, including the current European debt crisis, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for software license updates and product support. (3) Our hardware systems business may not be successful, and we may fail to achieve our financial forecasts with respect to this business. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses and risks relating to compliance with international and U.S. laws that apply to our international operations. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions and could require us to reduce prices or cause us to lose customers. (7) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our products and support services in a timely manner or to position and/or price our products and services to meet market demand, customers may not buy new software licenses, cloud software subscriptions, or hardware systems products, or purchase or renew support contracts. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of December 3, 2012. Oracle undertakes no duty to update any statement in light of new information or future events.